Exhibit (a)(6)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                                                      Give the
                                                                      SOCIAL SECURITY
For this type of account:                                             number of--
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


  1.   An individual's account                                        The individual

                                                                      The actual owner of the account or, if combined funds, the
  2.   Two or more individuals (joint account)                        first individual on the account(1)

                                                                      The actual owner of the account or, if joint funds, either
  3.   Husband and wife (joint account)                               person(1)


  4.   Custodian account of a minor (Uniform Gift to Minors           The minor (2)
       Act)

                                                                      The adult, or if the minor is the only contributor, the
  5.   Adult and minor (joint account)                                minor(1)


  6.   Account in the name of guardian or committee for a              The ward, minor, or incompetent person(3)
       designated ward, minor, or incompetent person


  7.  a.  The usual revocable savings trust account (grantor          The grantor-trustee(1)
          is also trustee)


       b. So-called trust account that is not a legal or              The actual owner(1)
          valid trust under State law


  8.   Sole proprietorship or single-owner LLC                        The owner(4)

                                                                      The legal entity (Do not furnish the identifying number of
  9.   A valid trust, estate, or pension trust                        the personal representative or trustee unless the legal
                                                                      entity itself is not designated in the account title)(5)


 10.  Corporate account or LLC electing corporate status on           The corporation
      Form 8832


 11.  Association, club, religious, charitable, educational or        The organization
      other tax-exempt organization


 12.  Partnership or multi-member LLC                                 The partnership


 13.  Association, club or other tax-exempt organization              The organization


 14.  A broker or registered nominee                                  The broker or nominee


 15.  Account with the Department of Agriculture in the name of a      The public entity
      public entity (such as a state or local government, school district or prison) that receives agricultural program payments

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

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name. You may also enter your business name. You may use either your Social Security Number or your Employer Identification Number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on payments under the Offer include the following:

     o    A corporation.
     o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
     o    The United States or any agency or instrumentality thereof.
     o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
     o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
     o    An  international   organization  or  any  agency  or  instrumentality
          thereof.
     o A registered dealer in securities or commodities registered in the U.S., or a possession of the U.S.
     o    A real estate investment trust.
     o A common trust fund operated by a bank under section 584(a) of the Code.
     o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
     o A person registered at all times under the Investment Company Act of 1940 who regularly acts as a broker.
     o    A foreign central bank of issue.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, and 6050A and 6050N of the Code and the regulations promulgated therein.

Privacy Act Notice--Section 6109 requires most recipients of payments under the Offer to give taxpayer identification numbers to us. The IRS uses the numbers for identification purposes. Recipients of payments under the Offer must give us the numbers whether or not the recipients are required to file tax returns. We must generally withhold 28% of the payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce nontax criminal laws and to combat terrorism.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)   Criminal   Penalty  for   Falsifying   Information--Willfully   falsifying
certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.